United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No._)

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

JETBLUE AIRWAYS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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JETBLUE AIRWAYS CORPORATION

27-01 Queens Plaza North

Long Island City, New York 11101

April 10, 2019

Dear Stockholder,

This is a reminder to vote your JetBlue shares as soon as you are able. You should have recently received your full set delivery notice, proxy statement and ballot in the mail. Instructions on how to vote, and the matters being presented at the meeting for vote, are included in your proxy materials.

The annual meeting is being held online:

Please note, there was a typographical error in the printed biography of one of our directors, Mr. Boneparth. johnnie-O Inc. was inadvertently identified in the printed proxy materials as a public company; it is a private entity. Mr. Boneparth sits on the board of two public companies: Kohl’s Corporation and JetBlue Airways (assuming his re-election).

Thank you!

JetBlue Airways